CT COMMUNICATIONS, INC.

                     1997 EMPLOYEE STOCK PURCHASE PLAN


1.   Purposes

     This CT Communications, Inc. 1997 Employee Stock Purchase Plan is intended to provide an employment incentive to eligible employees, including officers, of CT Communications, Inc. (the "Corporation") and its Subsidiary corporations, by increasing their proprietary interest in the Corporation s success and encouraging ownership of the Corporation s Common Stock, and to encourage them to remain in the employ of the Corporation or a Subsidiary. It is not intended that this Plan shall operate as an employee stock purchase plan within the meaning of Code section 423(b).

2.   Definitions

     Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     (a) "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Code" means the Internal Revenue Code of 1986, as now in force or as hereafter amended.

     (c) "Committee" means the Compensation Committee of the Board of Directors, to which the Board of Directors may delegate its powers with respect to administration of the Plan pursuant to Section 3 hereof.

     (d) "Common Stock" means the Corporation's authorized but unissued $50.00 Par Value Nonvoting Class B Common Stock. Common Stock hereunder includes both treasury stock and stock of original issue.

     (e)  "Corporation"  means CT Communications, Inc.

     (f) "Elected Shares" means those shares of Common Stock which an Optionee elects to purchase pursuant to Section 6(c) hereof.

     (g) "Employee" means an employee (including officers) of the Corporation or a Subsidiary.

     (h) "Exercise Date" means the date after which an Option shall lapse and become null and void.

     (i) "Fair Market Value" means, with respect to any given day, the value for a share of Common Stock determined by using the weighted average price of the two (2) most recent arm's length trades of the Common Stock between unrelated parties as reported to the Corporation.

     (j) "Note" means the promissory note which may be entered into between an Optionee and the Corporation to facilitate payment for the Elected Shares, as further described in Section 6(d) hereof.

     (k)  "Notice of Grant"  means the document or documents which shall:
     (i) be in such form as the Committee shall determine; (ii) incorporate, by reference, the terms and provisions of this Plan; and (iii) be issued to each Optionee at least two weeks prior to the Exercise Date.

     (l) "Option" (or "Options") means the right granted hereunder which will entitle an Optionee to purchase shares of Common Stock

     (m) "Option Date" means the date upon which Options are granted by the Board of directors, which must occur within eighteen (18) months after the Corporation s shareholders have approved the Plan.

     (n) "Option Period" means the term to be established by the Committee for each Option during which an Option may be exercised. Each Option Period shall end on an Exercise
     Date.

     (o) "Option Price" means the price per share of Common Stock described in Section 6(b) hereof.

     (p) "Optionee" means an Employee selected by the Committee to receive an Option.

     (q) "Plan" means the CT Communications, Inc. 1997 Employee Stock Purchase Plan.


     (r) "Subsidiary" or "Subsidiaries" means the corporation or corporations meeting the requirements of Code section 424(f).

3.   Administration

     The Plan shall be administered by the Committee. No member of the Board of Directors who is not otherwise employed by the Corporation shall be eligible to receive an Option. No individual director who is or within the preceding year has been eligible to receive an Option may serve as a member of the Committee. No member of the Board of Directors may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Corporation or any Subsidiary or other affiliate thereof entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or of any of its Subsidiaries or other affiliates. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine and change the Offering Periods, Offering Dates and Exercise Periods (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee shall have the absolute discretion to select Optionees and determine the number of shares of Common Stock that may be purchased by an Optionee under this Plan.

4.   Eligibility

     Any Employee may be designated as an Optionee by the Committee and may be granted as of the Option Date an Option to purchase Common Stock.

5.   Stock

     The stock subject to the Options to be issued hereunder shall be the Common Stock. The maximum number of such shares to be issued upon the exercise of the Options hereby granted shall be an aggregate of Eight Thousand (8000) shares. In the event that any Option expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option hereunder and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options as set forth in this
Section 5.

6.   Terms and Conditions of Options

     Options granted hereunder shall be evidenced by a Notice of the Grant. Such Options shall be subject to the following terms and conditions:

     (a) Duration of the Option. Each Option shall, unless sooner expired pursuant to Section 6(g) or (h) be exercised by the Exercise Date. Each Option not exercised during an Offering Period shall expire on the Exercise Date for the Offering Period.

     (b)  Option Price.  The Option Price shall be the Fair
     Market Value of the Common Stock on the Exercise Date but not less than the par value of such stock.

     (c) Elected Shares. Each Optionee shall notify the Corporation, in the manner described in Section 6(f) and on such forms as shall be provided by the Corporation, of the number of Elected Shares which the Optionee wishes to purchase, which election may be for either all or any part of the shares subject to the Option.

          The Optionee may elect to pay the Corporation the Fair Market Value of the Common Stock as described in Section (f) by making full payment for the Fair Market Value of the Elected Shares to the Corporation by the Exercise Date. Alternatively, the Optionee may enter into a Note by the Exercise Date (as described in Section 6(d)) to facilitate payment to the Corporation of the Fair Market Value of the Elected Shares.

     (d) Note. The Corporation shall make available to each Optionee an alternative means of exercising an Option as described in this Section 6(d). Before the Exercise Date, the Optionee and the Corporation may enter into a Note for a period not to exceed twenty-four (24) months, such Note accruing simple interest at the rate of six percent (6%) per annum, computed on a 365 day basis, on the amount due on the Note. The Note will be in a principal amount equal to the Fair Market Value of the Elected Shares for which the Optionee does not tender payment by the Exercise Date, and shall be secured by Elected Shares purchased under the Option and held by the Corporation as described in Section 6(k). Payments on the Note will be made from the Optionee's salary on a payroll deduction basis and all amounts withheld shall be exclusively applied to the retirement of the Note.

     (e) Date by Which Option Shall be Exercised. Except as provided in Section 6(h) and (i), each Option which is exercised shall be exercised on or before the Exercise Date.

     (f)  Manner of Exercising Option.  Except as provided in
     Section 6(h) and (i), each Optionee shall, on such forms as shall be provided by the Corporation, at least three (3) business days prior to the Exercise Date, notify the Corporation of the Optionee's election either to: (i) exercise the Option to purchase all or any part of the Elected Shares by cash payment on or before the Exercise Date; (ii) exercise the Option to purchase all or any part of the Elected Shares by entering into a Note for payment of the Option Price and secured by the Elected Shares; (iii) any combination of (i) or (ii); or, (iv) decline to so exercise the Option, which election, in all events, shall be effective as of said Exercise Date.

          In the event the Optionee so exercises the Option by payment of cash, the Optionee shall tender to the Corporation all funds as may be necessary to purchase all or any part of the Optionee's Elected Shares.

          In the event that the Optionee enters into a Note, salary withholding for repayment of the Note shall begin immediately and continue until the Note is paid in full.

          Should the Optionee fail to deliver the notification form referred to in this Section 6(f), such failure shall be deemed an election by said Optionee to decline to exercise the Option.

     (g) Termination of Option. An Optionee may at any time on or before the Exercise Date terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in Section 11 hereof. Such termination shall become effective upon receipt of such notice by the Corporation. Upon such termination, the Note will become due pursuant to its terms, and all further rights and privileges of Optionee granted pursuant to this Plan and the Option granted hereunder shall be terminated.

     (h) Termination of Employment. In the event that an Optionee's employment by the Corporation or a Subsidiary is terminated other than by retirement with the consent of the Corporation, medical disability (determined in accordance with the Corporation's long term disability plan then in effect) or by death, all rights and privileges of Optionee granted pursuant to the Plan and of any Option granted hereunder shall terminate, except that any obligations arising under the Note(s) shall continue under the terms of the Note(s). If any termination of employment is due to retirement with the consent of the Corporation, the Optionee shall have the right within two (2) business days prior to the Exercise Date, to exercise the Option to purchase all or any part of the Optionee's shares. If the Optionee shall become medically disabled or dies while in the employment of the Corporation or any Subsidiary of the Corporation before the Exercise Date, the Optionee's beneficiary (as provided in Section 6(j) estate, or personal representative shall have the right, at any time, within two (2) business days prior to the Exercise Date, to exercise the employee's Option to purchase all or any part of the shares. Options exercised pursuant to the terms of this Section 6(h) may be exercised (during the specified times) as to all or any part of the shares by written notice delivered in the manner set forth in Section 11 hereof and tendering with such notice payment of any or all funds, and shall be deemed exercised as of the date such notice is delivered. Failure to deliver such notice and payment within the time provided shall be deemed an election not to exercise the Option, which shall terminate.

          Retirement of an Optionee at the Optionee's normal retirement date in accordance with the provisions of any retirement plan adopted by the Corporation or by any Subsidiary shall be deemed to be a retirement with the consent of the Corporation. Whether any other terminations of employment (either at an optional retirement date in accordance with the provision of any such retirement plan or otherwise) are to be considered retirements with the consent of the Corporation and whether authorized leaves of absence or absences on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, the determination of which shall be final and conclusive. Employment by the Corporation or any Subsidiary shall be deemed to be continuous and not to terminate during any uninterrupted period in which an employee is in the employment of the Corporation or any Subsidiary, but only if and so long, in the case of employment by a Subsidiary, as employment by such Subsidiary will, under the applicable provisions of the Code as then in effect, result in the same tax treatment as would be accorded if such Optionee were an employee of the Corporation.

     (i) Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each Option may all be appropriately adjusted as the Board of Directors may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitaliza-tion, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. Adjustments under this Section 10 shall be made according to the sole discretion of the Board of Directors, and its decision shall be binding and conclusive.

     (j) Transferability and Designation of Beneficiary. No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Optionee during his or her lifetime, and only by the Optionee's beneficiary (as described below), estate or the person who acquires the right to exercise such Option upon the Optionee's death.

     Each Optionee may file a written designation of beneficiary
who is to receive any stock   or cash in the event that such
Optioneeee dies after the end of an Offering Period but before the issuance of the shares or during an Offering Period but before the Exercise Date.


     (k) Rights as a Shareholder. An Optionee shall have all rights as a shareholder with respect to shares purchased pursuant to the Options to be granted hereunder after full payment has been made for such shares and a stock certificate for such shares has been actually issued to said Optionee, except that Elected Shares which are security for a Note shall be held by the Corporation until the Note is paid in full. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (l) Registration. Each Option under the Plan shall be granted on the condition that a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock subject to such Option has become effective and a copy of the prospectus has been delivered to the Optionee.

     (m) Additional Conditions. As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent that, at the time of any such exercise, the shares are being purchased only for an investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such representation is required by any of the aforementioned applicable provisions of law.

7.   Duration of the Plan

     The Plan will terminate on the first to occur of (i) the granting of all Options authorized under the Plan , (ii) termination by the Committee pursuant to Section 8 hereof or
(iii) December 31, 1999.

8.   Termination and Amendment of the Plan

     The Committee may, from time to time, alter, amend, or suspend the Plan at any time without notice, or may at any time terminate the Plan, provided that no Optionee's existing rights are materially and adversely affected thereby without the consent of the affected Optionee; provided further, upon any such amendment or modification, all Optionees shall continue to have the same rights and privileges as other Optionees (except as otherwise provided for in Section 6 hereof); and provided further, that no such amendment of the Plan shall, except as provided Section 6 hereof; change the formula by which the price for which the Common Stock shall be sold is determined or increase the maximum number of shares which any Optionee may purchase.

9.   Application of Funds

     The proceeds received by the Corporation from the sale of its Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

10.  No Obligation to Purchase Shares

     The granting of an Option pursuant to this Plan shall impose no obligation upon the Optionee to purchase any shares covered by such Option unless such Optionee affirmatively elects to purchase
Common Stock as described in Section 6(c).

11.  Notices

     Any notice which the Corporation or Optionee may be required or permitted to give to each other shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows:
Secretary, CT Communications, Inc., 68 Cabarrus Avenue, Post Office Box 227, Concord, North Carolina 28026-0227, or as such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; to the Optionee, at the address shown on the records of the Corporation, or at such other address as the Optionee, by notice to the Corporation, may designate in writing from time to time.

12.  The Right of the Corporation to Terminate Employment

     Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Corporation or one of its Subsidiaries, or shall interfere in any way with the right of the Corporation or any of its Subsidiaries, as the case may be, to terminate his employment at any time for any reason.

13.  Miscellaneous

     (a) Legal and Other Requirements. The obligations of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange upon which the shares of Common Stock may be listed if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate

     (b) Withholding Taxes. Upon the exercise of any Option under the Plan, the Corporation shall have the right to require the Optionee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock

14.  Effectiveness of the Plan

     The Plan shall become effective only if:

          A. The Plan shall have been adopted by the Board of Directors of the Corporation; and

          B. The Plan shall have been approved by the affirmative vote of the holders of at least a majority of shares of Class A Common Stock voted at the shareholders' meeting at which the Plan is considered.